UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2010 (December 16, 2010)

Fortress Investment Group LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33294	20-5837959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 798-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2010, the Board of Directors (“Board”) of Fortress Investment Group LLC (the “Company”) appointed Mr. David Barry as a member of the Company’s Board, effective January 1, 2011. Mr. Barry will serve as a Class I director and will hold office until the earlier of the Company’s next annual shareholders’ meeting or his death, resignation, disqualification or removal. The Board determined that Mr. Barry is “independent” under the listing standards of the New York Stock Exchange. The Board has also appointed Mr. Barry to the Board’s Audit Committee and Nominating, Corporate Governance and Conflicts Committee.

Under the Company’s non-employee director compensation arrangements, upon joining the Board, Mr. Barry will be entitled to receive the standard compensation that the Company provides to its non-employee directors for their service on the Board and related committees, which compensation is described in our proxy statement filed with the SEC on April 30, 2010.

Mr. Barry replaces Howard Rubin, who resigned from the Board, as well as the Audit Committee and the Compensation Committee, effective as of January 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS INVESTMENT GROUP LLC
(Registrant)

/S/ DAVID N. BROOKS
David N. Brooks
General Counsel

Date: December 21, 2010

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